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                                                                   Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47397) of our report dated January 25, 1999, except Note 16 which is as of February 10, 1999, appearing on page 47 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in this Form 10-K.





PricewaterhouseCoopers LLP
Chicago, Illinois
March 30, 1999